UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

ATLAN MEDIA, INC.

Nevada	Commission File Number: 333-211184

1075 N PEACHTREE ST, SUITE 3650, ATLANTA, GEORGIA 30309
Address

Telephone Number: 404-965-3645

Level 19, 1 O’CONNELL STREET, NSW, SYDNEY 2000 AUSTRALIA
Former address

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.01

Item 5.01 Changes in Control of Registrant

On December 30, 2016, as a result of a private transaction, the control block of voting stock of the Company, represented by 357,023,425 shares of common stock, were exchanged with Red Alert Media Matrix, Inc. for a Grant of Exclusive Usage of several media assets with appraised value of $1,721,196,360. The exchange resulted in Red Alert Media Matrix, Inc. owning 77% of the issued and outstanding stock.

On December 30, 2016, as a result of a private transaction, 10,000,00 registered shares of common stock were exchanged with Red Alert Group, Inc., for a License of certain intellectual property valued by Red Alert Group, Inc. at $20,000,000. Mr. Holly is a shareholder, Chairman, and CEO of Red Alert Group, Inc.

Timothy A. Holly is the majority owner of Red Alert Media Matrix, Inc. From each of the original shareholders (William Atlan, Chris MacDonald, Robert Jordan, Frank Williams, Rachael Knowles, Brad Smith, and Tim Buckley) of the Company, Mr. Holly received an Irrevocable Proxy for a period of one year. The consideration paid for the proxies was $40,000. The source of the cash consideration was the company funds of Red Alert Media Matrix, Inc. As a result, Timothy A. Holly has the irrevocable authority to vote 102,250,000 shares

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which was voted upon by the Board of Directors on December 30, 2016, the existing directors and officers resigned. On January 11, 2017, the following persons assumed the respective following positions:

Timothy A. Holly – Chairman of the Board of Directors, Chief Executive Officer, Acting Chief Financial Officer, Acting Secretary. Mr. Holly, 68, is the majority owner, Chairman and CEO (since 2014) of Red Alert Media Matrix, Inc., a media asset acquisition and licensing company, and has been the Chairman and CEO of Red Alert Group, Inc. since 2002, a global security consultancy specializing in counterterrorism, cybersecurity, operational security, foreign commercial and military intelligence, and psychological operations. From 1996 through 2003, he was President of All Points Telecom, Inc., a communications merchant banking firm. Prior to All Points, he spent 18 years heading asset management companies for investors and institutions from the Middle East and Europe, including members of the Saudi Royal Family. His education includes: Bachelor of Arts degree in Political Science from Indiana University; Master of Arts studies at the University of Notre Dame; a Compton Foundation Fellow at the Fletcher School of Law and Diplomacy; and a Juris Doctorate from John Marshall Law School. He was on the faculties of the University of Massachusetts and the City Colleges of Chicago, the research staff of the Negotiation Center of the Institute for International and Foreign Trade Law, the Board of the Association of Professional Schools of International Affairs, and was General Editor of the Fletcher Forum: A Journal of International Affairs.

Douglas McHenry – President, Chief Operating Officer, Director. Mr. McHenry, 66, earned a Bachelor of Arts degree in Economics from Stanford University, a Juris Doctorate degree from the Harvard Law School and a Master in Business Administration from the Harvard Business School. McHenry currently is CEO and COO of Soul of the South TV, a sub-digital broadcast television network. Previously, McHenry was a production and business affairs executive with Peter Guber's Casablanca Record & Filmworks, Quincy Jones' Grio Entertainment, and head of Television for Avco Embassy Pictures. McHenry is also managing partner of Elephant Walk Entertainment, a film production company which has made content for most of Hollywood's major studios including Warner Brothers, Twentieth Century Fox, New Line Cinema and Sony Pictures Entertainment that has generated almost $1 Billion Dollars in world-wide gross revenue. McHenry is a member of the Academy of Motion Picture Arts and Sciences (Oscar), Director's Guild of America (DGA) and recipient of numerous industry honors including several NAACP Image Awards.

William H. Swift – Director, Treasurer. Mr. Swift, 71, is an established Atlanta businessman. Since 1994, he has headed Business Traveler Services, Inc., a company that provides business and convenience services at airports throughout the United States, and was recognized as the "Best Airport Business Service Company" by the World Airport Retail Association. Mr. Swift has been involved with the airport industry for 25 years -- first as Purchasing Director for the City of Atlanta, and finally as a concessionaire at nine major airports. In the aftermath of September 11, he was called to testify before Congress on H.R. 3011, a bill authorizing assistance to firms that suffered economic injury from the attacks. He is President of the Airport Minority Advisory Council. Mr. Swift holds a Master in Business Administration from Harvard Business School and completed his undergraduate studies at Central State University.

Jerome C. Irons – Director. Mr. Irons, 68, has over four decades of experience in designing, engineering, testing, management, and administration of telecommunications networks and services. He is well versed in the aspects and deployment of every mode of content delivery in digital and analog mediums. More than half of his career has been in managed network solutions with AT&T and Bell operating companies where he engineered and deployed voice and data solutions for both the service providers' and customer network infrastructures. The later part of his career with AT&T was spent with AT&T Labs developing, engineering and deploying cyber security solutions including the establishment and provisioning of intrusion detection technology, server-based firewall protection offerings, cyber-attack response and recovery systems, customer coordination scheme development, and evaluation of third–party vendor security and equipment proposals and concepts. He is RAMM’s liaison to the AT&T Global Content Delivery Network. Mr. Irons holds a Bachelor of Science in Physics and Mathematics from Lincoln University. He is a member of the FBI’s private sector security group, InfraGuard, and the International Association for Counterterrorism and Security Professionals. Mr. Irons is a Director of Red Alert Media Matrix, Inc. and a Director of Red Alert Group, Inc.

Richard L. Mays, Sr. – Director. Mr. Mays, 72, is a senior and founding partner of Mays, Byrd & Associates, P.A. He earned his Bachelor of Arts degree, Phi Beta Kappa, from Howard University, and received his Juris Doctorate from the University of Arkansas School of Law, where he served on the Law Review. Following law school, Mr. Mays worked at the United States Justice Department in Washington, D.C. under the Attorney General’s Honor Graduate Program and eventually returned to Arkansas to serve as Pulaski County Prosecuting Attorney. Thereafter, Mr. Mays entered the private practice of law and, while practicing, was elected to the Arkansas General Assembly in 1972. President Clinton, during his first term as Governor of Arkansas, appointed Mr. Mays as an Arkansas Supreme Court Justice. In 1990, Mr. Mays was also appointed to the Arkansas Ethics Commission by then Governor Clinton and served as its first chairman. In 1993, Mays served as a member of the U.S.-South Africa Business Development Committee under the late U.S. Commerce Secretary Ron Brown. From 1993 to 1995, Mr. Mays served as Senior Vice President of Cassidy & Associates, one of the largest public affairs firms in Washington, D.C. For more than 10 years, he served as a consultant to CMS Energy. In 2001, Governor Mike Huckabee appointed Mr. Mays to the Arkansas Economic Development Commission and in 2003, appointed him to the Arkansas Banking Board. He was appointed to the Arkansas Claims Commission in 2006 and currently serves as Co-Chair. Since 2014, Mr. Mays is a significant investor in Soul of the South TV, and also served as its Chairman.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Grant of Exclusive Usage from Red Alert Media Matrix, Inc.

99.2	Grant of Exclusive License from Red Alert Group, Inc.

99.3	Appointment of Directors and Officers

99.4	Resignations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlan Media, Inc.

By: /s/ Timothy A. Holly
Name: Timothy A. Holly
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Grant of Exclusive Usage from Red Alert Media Matrix, Inc.

99.2	Grant of Exclusive License from Red Alert Group, Inc.

99.3	Appointment of Directors and Officers

99.4	Resignations